EXHIBIT 10.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT AND CONSENT

AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of June 19, 2013 (this “Amendment No. 3” is by and among Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as agent for the Lenders (as hereinafter defined) pursuant to the Credit Agreement as defined below (in such capacity, together with its successors and assigns, and any replacement, in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Colt Defense LLC, a Delaware limited liability company (“US Borrower”), Colt Canada Corporation, a Nova Scotia corporation (“Canadian Borrower” and, together with US Borrower, each individually a “Borrower” and collectively, “Borrowers”), Colt Finance Corp., a Delaware corporation (“Colt Finance”), Colt Defense Technical Services LLC, a Delaware limited liability company (“CDTS”), and Colt International Coöperatief U.A., a cooperative formed under Dutch law (“Dutch Holdings”, and together with Colt Finance and CDTS, the “Guarantors”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and certain of Borrowers’ Subsidiaries have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement dated as of September 29, 2011, by and among Agent, Lenders, Borrowers and Colt Finance (as amended by Amendment No. 1 to the Credit Agreement  dated February 24, 2012 and Amendment No. 2 to the Credit Agreement dated March 22, 2013, and as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Borrowers have advised Agent that Borrowers intend to consummate the following series of related transactions designed to restructure the foreign operations of the US Borrower, each of which will occur substantially contemporaneously (collectively, the “Canadian Reorganization”): (a) Colt Defense and CDTS will form Dutch Holdings which will be collectively wholly-owned by US Borrower and CDTS (the “Dutch Subsidiary Formation”) and (b) US Borrower will contribute all of the issued and outstanding Equity Interests issued by Canadian Borrower (the “Colt Canada Equity Interests”) to Dutch Holdings so that Canadian Borrower will be a wholly-owned Subsidiary of Dutch Holdings (the “Colt Canada Equity Contribution;

WHEREAS, as of the effective date of this Amendment No. 3, Dutch Holdings will become a Guarantor under the Loan Documents;

WHEREAS, Borrowers have requested to amend the Credit Agreement to permit the Canadian Reorganization and to make other related amendments, all on the terms and subject to the conditions contained herein; and

WHEREAS, by this Amendment No. 3, Agent, Lenders, Borrowers, Colt Finance and Dutch Holdings intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. Definitions

(a) Definition of Amendment No. 3.  As used herein or in the Credit Agreement or any of the other Loan Documents, the term “Amendment No. 3” shall mean this Amendment No. 3 to Credit Agreement by and among Borrowers, the Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, and the Credit Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, such definition.

(b) Definition of Amendment No. 3 Effective Date.  As used herein or in the Credit Agreement or any of the other Loan Documents, the term “Amendment No. 3 Effective Date” shall mean the date on which all conditions precedent to the effectiveness of Amendment No. 3 have been satisfied.

(c) Definition of Canadian Reorganization.  A new definition of “Canadian Reorganization” is added in correct alphabetical order to the definitions on Schedule 1.1 to the Credit Agreement to read as follows:

“Canadian Reorganization” has the meaning set forth in the recitals to Amendment No. 3.”

(d) Definition of CFC.  The definition of “CFC” in Schedule 1.1 to the Credit Agreement is hereby replaced (in its entirety) by the following:

“CFC” means a controlled foreign corporation within the meaning of Section 956 of the IRC; provided, that, for the avoidance of doubt neither Dutch Holdings nor Canadian Borrower is a CFC.”

(e) Definition of Dutch Holdings.  A new definition of “Dutch Holdings” is added in correct alphabetical order to the definitions on Schedule 1.1 to the Credit Agreement to read as follows:

“Dutch Holdings” means Colt International Coöperatief U.A., a cooperative (coöperatie) incorporated under Dutch law, registered with the trade register of the Chambers of Commerce in the Netherlands under number 56651317.”

(f) Definition of Guarantors.  The definition of “Guarantors” in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the phrase “and (b) any other Person” and replacing it with “(b) Colt Defense Technical Services LLC, a Delaware limited liability company, (c) Colt International Coöperatief U.A., a cooperative formed under Dutch law, and (d) any other Person.”

(g) Definition of Guaranty.  The definition of “Guaranty” in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the reference to “US Loan Parties” and replacing with “Loan Parties”.

(h) Definition of Principal Obligations.  A new definition of  “Principal Obligations” is added in correct alphabetical order to the definitions on Schedule 1.1 to the Credit Agreement to read as follows:

“Principal Obligations” means all present and future payment obligations and liabilities (whether actual or contingent and whether owed jointly or severally) of Dutch Holdings, Colt Defense Technical Services LLC, and/or Borrowers to the Lenders and the Agent (or any of them) under or in connection with each or any of the Loan Documents.”

(i) Interpretation.  For purposes of this Amendment No. 3, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 3.

2. Consent to Canadian Reorganization.  Notwithstanding anything to the contrary contained in the Credit Agreement:

(a) Lenders hereby consent to the Dutch Subsidiary Formation; and

(b) Lenders hereby consent to the Colt Canada Equity Contribution; provided, that, (i) no Default or Event of Default shall exist before or immediately after giving effect thereto and (ii) the Colt Canada Equity Interests shall be contributed to Dutch Holdings subject to any and all Liens of Agent on the Colt Canada Equity Interests (it being understood that such Liens of Agent shall remain in full force and effect and shall not be terminated or released).

3. Payments; Reduction of Payments of Commitments; Prepayments.  Section 2.4 of the Credit Agreement is hereby amended as follows:

(i) by deleting the phrases “(other than Canadian Obligations)” and “(other than the Canadian Collateral)” from clause (b)(ii);

(ii) by deleting clause (b)(ii)(I) in its entirety and replacing it with the following:

“(I) ninth, ratably, to pay interest accrued in respect of the Advances (other than Protective Advances) until paid in full,”

(iii) by deleting clause (b)(ii)(J) in its entirety and replacing it with the following:

“(J) tenth, ratably (i) to Agent, for the account of Agent and Lenders, to pay the principal of all Advances until paid in full, (ii) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the US Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each US Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the US Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any US Letter of Credit Disbursement as and when such disbursement occurs and, if a US Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such US Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with clause (A) hereof), (iii) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Canadian Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each Canadian Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Canadian Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Canadian Letter of Credit Disbursement as and when such disbursement occurs and, if a Canadian Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Canadian Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with clause (A) hereof), and (iv) ratably, to the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Bank Product Obligations of Loan Parties, but (unless Agent otherwise determines in its sole discretion) only to the extent of the Bank Product Reserve Amount then in effect with respect to such Bank Product Obligations,”;

(iv) by deleting clause (b)(iii) in its entirety and replacing it with “(iii) [Reserved]”; and

(v) by deleting clause (b)(viii) in its entirety and replacing it with “(viii) [Reserved]”.

4. Joint and Several Liability of Borrowers.  Section 2.14 of the Credit Agreement is hereby amended by (a) replacing all references to “US Borrower” or “US Borrowers” with “Borrower” or “Borrowers”, respectively, in the first sentence of clauses (a), (b) and (c) thereof; and (b) by deleting the last sentence of each of clauses (a), (b) and (c).

5. Formation of Subsidiaries.  Section 5.11 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“5.11 Formation of Subsidiaries.  At any time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct Subsidiary (other than any Subsidiary organized outside of the laws of US, Canada or The Netherlands that is prohibited by applicable law (including financial assistance, corporation benefit, fraudulent conveyance, preference, capitalization or other similar laws and regulations), regulation or contractual provision from guaranteeing the Obligations or pledging assets to secure the Obligations) after the Closing Date, such Loan Party shall (a) within 30 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) cause any such new Subsidiary to provide to Agent a joinder to the Guaranty and the Security Agreement or the Canadian Security Agreement, as the case may be, together with such other security documents (including mortgages with respect to any Real Property owned in fee of such new Subsidiary with a fair market value of at least $1,000,000), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets (other than Excluded Property and subject to exceptions and limitations contained in the Loan Documents) of such newly formed or acquired Subsidiary); provided, that, the Guaranty, the Security Agreement, the Canadian Security Agreement, and such other security documents shall not be required to be provided to Agent with respect to any Subsidiary of Parent that is a CFC or if the costs to the Loan Parties of providing such Guaranty, executing any security documents or perfecting the security interests created thereby are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits of Agent and the Lenders of the security or guarantee afforded thereby, (b) within 30 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent a pledge agreement (or an addendum to the Security Agreement or the Canadian Security Agreement, as the case may be) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Agent; provided, that, (i) only 65% of the total outstanding voting Equity Interests of any first tier Subsidiary of any Loan Party, which Subsidiary is a CFC (and none of the Equity Interests of any Subsidiary that is not a first tier Subsidiary of the applicable Loan Party) shall be required to be pledged (which pledge, if reasonably requested by the Agent, shall be governed by the laws of the jurisdiction of such Subsidiary) and (ii) no other pledge shall be required if the costs to the Loan Parties of providing such other pledge are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits of Agent and Lenders of the security afforded thereby, and (c) within 30 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent all other documentation reasonably requested by Agent (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a mortgage) to grant to the Agent a security interest in the assets (other than Excluded Property and subject to exceptions and limitations contained in the Loan Documents (including, for the avoidance of doubt, the exceptions and limitations contained in this Section 5.11)) of such Subsidiary.”

6. Further Assurances.  Section 5.12 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“5.12 Further Assurances.  At any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and maintain Agent’s Liens in all of the assets of Parent and its Subsidiaries (other than Excluded Property and subject to exception and limitations contained in the Loan Documents) (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in (x) any Real Property acquired by Parent or its Subsidiaries after the Closing Date with a fair market value in excess of $1,000,000, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents,; provided, that, no other pledge shall be required if the costs to the Loan Parties of providing such documents are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits of Agent and the Lenders of the benefits afforded thereby provided, that, (A) the foregoing shall not apply to any Subsidiary of Parent that is a CFC, (B) no other pledge shall be required if the costs to the Loan Parties of providing such documents are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits of Agent and the Lenders of the benefits afforded thereby and (C) no pledge in excess of 65% of the total outstanding voting Equity Interest of any first tier Subsidiary of any Loan Party, which Subsidiary is a CFC (and none of the Equity Interests of any Subsidiary that is not a first tier Subsidiary of the applicable Loan Party) shall be required.  To the maximum extent permitted by applicable law, if any Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, such Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office.  In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time (1) in connection with any merger, amalgamation, consolidation,  or reorganization permitted under Section 6.3, delivery to Agent of the agreements and documentation set forth in Section 5.11 above, or (2) to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of the Loan Parties (subject to exceptions and limitations contained in the Loan Documents).”

7. Dutch Parallel Debt.  Section 15 of the Credit Agreement is hereby amended by adding the following new Section 15.20 at the end of such Section:

“15.20 Dutch Parallel Debt.

(a) Each of Dutch Holdings, Colt Defense Technical Services LLC and each Borrower hereby irrevocably and unconditionally, jointly and severally, undertakes to pay to the Agent an amount equal to the aggregate of all Principal Obligations under or in connection with each or any of the Loan Documents due and payable but unpaid (the “Parallel Debt”).

(b) The Parallel Debt constitutes obligations and liabilities of Colt Netherlands, Colt Defense Technical Services LLC and each Borrower to the Agent that are separate and independent from, and without prejudice to, the Principal Obligations and the Parallel Debt represents the Agent’s own independent right to receive payment of the Parallel Debt from Colt Netherlands, Colt Defense Technical Services LLC and each Borrower, respectively.

(c) Notwithstanding paragraph (b) above, if the Agent receives or recovers any amount in respect of the Parallel Debt, the Principal Obligations decrease by that amount as if that amount was received or recovered directly in payment of the Principal Obligations.”

8. Representations and Warranties.  Each of the Borrowers and each of the Guarantors (collectively, “Loan Parties” and each, a “Loan Party”), jointly and severally, represents and warrants to Lender Group as follows:

(a) This Amendment No. 3 and each of the documents, instruments and agreements executed and delivered in connection herewith (collectively, with this Amendment No. 3, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary action of each Loan Party party thereto and constitutes the legal, valid and binding obligations of each such Loan Party party thereto enforceable against each Loan Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, moratorium or similar laws relating to or limiting creditors' rights generally;

(b) The execution, delivery, and performance by each Loan Party of this Amendment and each other Amendment Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the effective date hereof where the failure to obtain the foregoing has or could reasonably be expected to have a Material Adverse Change; and

(c) As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment No. 3 and each other Amendment Document to which it is a party and the transactions contemplated hereby and thereby do not and will not (i) violate any provision of federal, provincial, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, where such violation has or could reasonably be expected to have a Material Adverse Change, (ii) violate any provisions of the Governing Documents of any Loan Party or its Subsidiaries, (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries where any such conflict, breach or default has or could individually or in the aggregate reasonably be expected to have a Material Adverse Effect,(iv) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (v) require any approval of any holders of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to have a Material Adverse Change.

(d) No Default or Event of Default exists.

9. Post-Closing Matters (Supplemental Indenture).  The Loan Parties covenant and agree that, not later than ten (10) Business Days after the Amendment No. 3 Effective Date, they shall deliver, or cause to be delivered, to Agent a duly executed Supplemental Indenture by and among Dutch Holdings, the Canadian Borrower, CDTS and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), pursuant to which Dutch Holdings, the Canadian Borrower and CDTS shall become Subsidiary Guarantors (as such term is defined therein) under the Senior Note Indenture.

10. Conditions Precedent.  This Amendment No. 3 shall only be effective when each of the following conditions have been satisfied:

(a) The receipt by Agent of the following, in each case in form and substance reasonably satisfactory to Agent:

(i) Counterparts of this Amendment No. 3, duly authorized, executed and delivered by Borrowers, the Guarantors and Lenders;

(ii) A Dutch Law pledge over bank accounts of Dutch Holdings, executed by Dutch Holdings and the Agent;

(iii) A Dutch Law pledge deed evidencing a pledge of the membership interests of Dutch Holdings to the Agent, executed by Dutch Holdings, US Borrower, CDTS and the Agent;

(iv) A joinder to the Guaranty executed by Dutch Holdings;

(v) An amendment to the US Security Agreement executed by US Borrower, Guarantors and Agent.

(vi) An amendment and restatement of the Canadian Security Agreement executed by Canadian Borrower and Dutch Holdings.

(vii) An amendment to the Mortgage with respect to that certain real property located at 1036 Wilson Avenue, Kitchener, Ontario executed by Canadian Borrower.

(viii) Opinions of (A) Cahill Gordon & Reindel LLP, special US counsel for the Borrowers; (B) Loyens Loeff N.V., Dutch counsel for the Borrowers; (C) Stewart McKelvey, special Nova Scotia Counsel for the Borrowers and (D) Miller Thomson LLP, special Canadian counsel for the Borrowers;

(ix) Certificates from the Secretary or similar officer or authorized representative of each Loan Party (i) attesting to (among other things) the resolutions of such Loan Party's Board of Directors or other governing board authorizing its execution, delivery, and performance of this Amendment and the transactions contemplated hereby, (ii) to the extent applicable, authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers or authorized representatives of such Loan Party;

(x) Copies of each Loan Party's Governing Documents, as amended, modified, or supplemented to the date hereof, certified by the Secretary or similar officer or authorized representative of such Loan Party;

(xi) Not later than three (3) days prior to the date hereof, all documentation and other information requested with respect to Dutch Holdings required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act; and

(xii) a copy of a trade register extract issued by the Chamber of Commerce of Amsterdam, the Netherlands with respect to Dutch Holdings;

(xiii) an updated schedule to the Patent Agreement to be filed with CIPO; and

(xiv) share certificates, together with stock transfer powers in blank in respect thereof, representing one hundred (100%) percent of the issued and outstanding capital stock of Canadian Borrower.

(b) The Borrowers shall pay or reimburse the Agent all reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment No. 3 and the other Amendment Documents.

11. General.

(a) Effect of this Amendment.  Except as expressly provided herein or in the other Amendment Documents, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  On and after the effectiveness of this Amendment No. 3, each Amendment Document shall for all purposes constitute a Loan Document.

(b) Governing Law.  THE VALIDITY OF THIS AMENDMENT NO. 3, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(c) Binding Effect.  This Amendment No. 3 and each of the other Amendment Document, shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

(d) Counterparts, etc.  Each Amendment Document may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of each Amendment Document by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of such Amendment Document.  Any party delivering an executed counterpart of each Amendment Document by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of such Amendment Document but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of such Amendment Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS

COLT DEFENSE LLC

By:  /s/ Jeffrey G. Grody
       Name:  Jeffrey G. Grody
       Title:    Secretary

COLT CANADA CORPORATION

By:  /s/ Jeffrey G. Grody
       Name:  Jeffrey G. Grody
       Title:    Secretary

GUARANTORS

COLT FINANCE CORP.

By:  /s/ Jeffrey G. Grody
       Name:  Jeffrey G. Grody
       Title:    Secretary

COLT DEFENSE TECHNICAL SERVICES LLC

By:  /s/ Jeffrey G. Grody
       Name:  Jeffrey G. Grody
       Title:    Secretary

COLT INTERNATIONAL COÖPERATIEF U.A.

By:  /s/ Gerald R. Dinkel
       Name:  Gerald R. Dinkel
       Title:    President and Chief Executive Officer

By:  /s/ Jeffrey G. Grody
       Name:  Jeffrey G. Grody
       Title:  Secretary

AGENT AND LENDERS

WELLS FARGO CAPITAL FINANCE, LLC, as
Agent and as a Lender

By:  /s/ Willis A. Williams
       Name:  Willis A. Williams
       Title:    Vice President

WELLS FARGO CAPITAL FINANCE
CORPORATION CANADA, as a Lender

By:  /s/ Domenic Cosentino
       Name:  Domenic Cosentino
       Title:    Vice President